EXHIBIT (H)(9)
      FORM OF AMENDMENT TO THE TRANSFER AGENCY AND SERVICES AGREEMENT


         THIS AMENDMENT, to become effective as of the Closing Date, is made to the Transfer Agency and Services Agreement dated November 15, 1996 (the
"Agreement")  between  the  Kobren  Insight  Funds  (the  "Fund")  and PFPC Inc.
("PFPC").


                                   WITNESSETH

         WHEREAS, the Fund participates in PFPC's DCXCHANGE(R) Program and retains PFPC to perform services with respect to shares of the Funds held by or on behalf of the Participants;

         WHEREAS, PFPC has agreed to sell its proprietary retirement recordkeeping technology and third party servicing business to Wachovia Bank, N.A. with an anticipated closing date of June 30, 2003 (the date of actual close shall be referred to herein as the "Closing Date");

         WHEREAS, the parties desire to revise the Agreement to reflect the termination of DCXCHANGE(R) Program services by PFPC;

         NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. The parties agree that, effective on the Closing Date, all provisions of the Agreement relating exclusively to the DCXCHANGE(R) Program, including services and fees related thereto, are hereby deleted. As of the Closing Date PFPC will be under no continuing obligation to provide such services and the Fund will be under no continuing obligation to pay to PFPC any fees relating to such services; provided, however, that the Fund remains obligated to PFPC to pay any fees which will have accrued prior to the Closing Date.

2. This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modified or is otherwise inconsistent with any provision of the Agreement and related agreements, this Amendment shall control, but the Agreement and all related documents shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


KOBREN INSIGHT FUNDS                               PFPC INC.

By:                                                By:
    --------------------------------                    ------------------------

Title:                                             Title:
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